                                                                    EXHIBIT 10.1



May 19, 1998

Lee W. Hill
62 Arch Street
Riverside, CT 06878

                              EMPLOYMENT AGREEMENT
                              --------------------

Dear Mr. Hill:

The purpose of this letter is to summarize the terms of our agreement for your employment as President and CEO of Linkon Corporation. This full time position reports to me as Chairman and to the Board of Directors. It is located in our Fairfield, CT office. Following are the terms of employment:

1.) RESPONSIBILITY
------------------

You will have primary executive responsibility for the company. You will specifically be responsible for the overall strategic direction, financial results, daily operations and personnel decisions for Linkon Corporation as a publicly traded company. Attachment 1 to this letter provides a more detailed definition of duties.

2.) COMPENSATION
----------------
       1.  A monthly base salary of $12,500 which will be reviewed annually.
       2. A performance bonus of $25,000 paid annually based upon achievement of goals as defined in Attachment 2 of this letter.

3.) OPTIONS
-----------
       1.  You will participate in the Linkon stock option plan.
       2. You will receive in any event, 150,000 fully vested options as a signing bonus with this contract.

4.) BENEFITS
------------
       1. Linkon has health and life insurance programs for which you are eligible.
       2.  Linkon has a 401K program for which you are eligible.
       3.  You will be entitled to one month vacation.
       4.  You will receive an auto allowance of $700 per month.

5.)  TERM
---------
The term of this employment agreement shall commence on the day of the signing of this employment agreement and shall continue for three years or until otherwise terminated in this agreement.

Lee W. Hill Employment Agreement
--------------------------------
May 19, 1998
Page Two

6.) TERMINATION
---------------

       1. In the event you are terminated for cause, you will receive no compensation. "Cause" is defined as: (i) Violation of any rule or regulation of any regulatory organization or Governmental agency which is injurious to Linkon. (ii) Your conviction of a felony. (iii) Your conviction of any crime involving moral turpitude. (iv) A finding that you sexually harassed or discriminated against any company employee. (v) A material breach of the terms of this offer.
       2.  Should Linkon terminate you, you will receive a severance payment equal to one year salary plus any bonus earned and benefits.
       3.  In the event, Linkon undergoes a sales, merger or acquisition to a
           3/rd/ Party resulting in your termination, you will receive a severance payment equal to two years of base salary plus any bonus earned and benefits.

7.) INDEMNIFICATION
-------------------

Linkon will indemnify you for any and all claims, suits, proceedings, damages, losses or liabilities incurred by you and arising out of any acts or decisions done or made by Linkon from the signing of this agreement. Linkon agrees to pay your reasonable expenses, including reasonable attorney's fees, actually incurred by you in connection with the defense of any such action, suit or proceedings and in connection with any appeal thereon including the cost of court settlements if such settlement is agreed to by Linkon. Nothing contained herein shall entitle you to indemnification by Linkon in excess of that permitted by applicable law.

8.) NON-COMPETITION
-------------------
You agree that in consideration for Linkon's agreement contained in this offer, you will not directly operate any business which is in competition with the business of Linkon.

Please sign this letter as an indication of your acceptance of these terms of employment.

Sincerely,

Charles Castelli
Chairman and CTO

enclosure (2)               I accept the terms of this employment agreement,

                            /s/ Lee W. Hill                       5/19/98
                            --------------------------------      -------
                            Lee W. Hill                           Date